142 E First Street

   NEWS RELEASE

Mountain Grove, Missouri 65711

(417) 926 – 5151

FIRST BANCSHARES, INC.  ANNOUNCES NEW DIRECTOR

            Mountain Grove, Missouri, November 24, 2004 – First Bancshares, Inc. (NASDAQ-FstBksh:FBSI), the holding company for First Home Savings Bank, today announced the appointment of Thomas M. Sutherland to the board of directors of First Bancshares, Inc. and First Home Savings Bank.  Mr. Sutherland’s appointment fills a vacancy on First Bancshares’s and First Home’s Boards of Directors, increasing the number of directors to five.

Mr. Sutherland is the one of the owners and operators of the Sutherlands Home Improvement Centers group of stores and has worked for the Company for 32 years.

Charles W. Schumacher, First Bancshares’s President and CEO, said: "We are pleased to have Tom joining the board and believe it will be beneficial to have an additional director with his breadth of knowledge and experience in the business and the financial services industry."

Forward-Looking Statement

Certain matters in this News Release and the conference call noted above may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements may relate to, among others, expectations of the business environment in which the Corporation operates, projections of future performance, perceived opportunities in the market, potential future credit experience, and statements regarding the Corporation’s mission and vision. These forward-looking statements are based upon current management expectations, and may, therefore, involve risks and uncertainties. The Corporation’s actual results, performance, or achievements may differ materially from those suggested, expressed, or implied by forward-looking statements due to a wide range of factors including, but not limited to, the general business environment, interest rates, the Missouri real estate market, competitive conditions between banks and non-bank financial services providers, regulatory changes, and other risks detailed in the Corporation’s reports filed with the Securities and Exchange Commission, including the Annual Report on Form 10-KSB for the fiscal year ended June 30, 2004.

Contacts:

Charles W. Schumacher

President and Chairman of the Board

(417) 926-5151

Page  # of 2